Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 24, 2021, relating to the consolidated financial statements of Group 1 Automotive, Inc. and the effectiveness of Group 1 Automotive, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Group 1 Automotive, Inc. for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Houston, Texas

February 24, 2021